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EXHIBIT 32.1

CERTIFICATION

        In connection with the Annual Report on Form 10-K of Helicos BioSciences Corporation (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report), we Stanley Lapidus, the Principal Executive Officer of the Company and Louise Mawhinney, the Principal Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

  (2)
  the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Date: March 17, 2008	/s/ STANLEY N. LAPIDUS Stanley N. Lapidus Chairman and Chief Executive Officer (Principal Executive Officer)
Date: March 17, 2008	/s/ LOUISE A. MAWHINNEY Louise A. Mawhinney Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

        A signed original of this written statement required by Section 906 has been provided to Helicos BioSciences Corporation and will be retained by Helicos BioSciences Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.1
CERTIFICATION